UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Market Street, Suite 1100, Philadelphia, Pennsylvania	19106
(Address of principal executive offices)	(Zip Code)

(877)-258-3722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to the Agreement and Plan of Merger, dated as of September 2, 2015 (the “Merger Agreement”), by and among Alteva, Inc., a New York corporation (the “Company”), MBS Holdings, Inc., a Delaware corporation (“Parent”), and Arrow Merger Subsidiary, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), on December 21, 2015 (the “Closing Date”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Parent.  The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger (the “Effective Time”), the bylaws of the Company were amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time.  On December 28, 2015, the certificate of incorporation of the Company was amended and restated to conform to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time.  The Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

3.1	Restated Certificate of Incorporation of Alteva, Inc.

3.2	Amended and Restated Bylaws of Alteva, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEVA, INC.

	By:	/s/ William J. Fox, III
Date: December 28, 2015		William J. Fox, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Alteva, Inc.

3.2	Amended and Restated Bylaws of Alteva, Inc.